UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 24, 2024 (June 18, 2024)

SOLUNA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40261	14-1462255
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

325 Washington Avenue Extension Albany, New York	12205
(Address of principal executive offices)	(Zip Code)

(518) 218-2550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLNH	The Nasdaq Stock Market LLC

9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 18, 2024, Soluna AL CloudCo, LLC, a Delaware limited liability company (“CloudCo”) and indirect wholly owned subsidiary of Soluna Holdings, Inc., a Nevada corporation (the “Company”), entered into an HPE Support and Professional Services – Data Privacy and Security Agreement, an HPE & AI Cloud Services Agreement, a related Statement of Work, and related ancillary agreements (collectively, the “HPE Agreement”) with Hewlett Packard Enterprise Company (“HPE”). Pursuant to the HPE Agreement, HPE agreed to provide datacenter and cloud services for artificial intelligence and supercomputing processes via Nvidia H100 GPUs to CloudCo in exchange for an aggregate of $34.0 million, including an initial pre-payment of $10.3 million to be made on or before June 24, 2024. The HPE Agreement has a term of 36 months, and the services thereunder are expandable upon agreement of the parties. The Company expects to generate $16.0 million to $26.0 million in revenue per year from its customers, for a total of between $38.0 million to $80.0 million during the life of the contract as currently in effect.

As credit support for CloudCo’s obligations under the HPE Agreement, Soluna Cloud, Inc., a Nevada corporation, indirect wholly owned subsidiary of the Company, and parent of CloudCo (“Soluna Cloud”), entered into a Corporate Guaranty, effective as of June 27, 2024 (the “Guaranty”), for the benefit of HPE, whereby Soluna Cloud unconditionally guaranteed to HPE and its successors and assigns (subject to certain exceptions) the full and punctual payment of the price of products and/or services sold and/or delivered by HPE to CloudCo, and other charges, expenses, interest and costs due to HPE from CloudCo, pursuant to the HPE Agreement. Soluna Cloud has also become a tier-1 partner of HPE.

The foregoing descriptions of the HPE Agreement and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of the HPE Agreement and the Guaranty, copies of which will be filed with the Company’s next applicable periodic period in accordance with the rules and regulations of the Securities and Exchange Commission.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Guaranty is incorporated by reference in this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2024	SOLUNA HOLDINGS, INC.

	By:	/s/ John Tunison
	Name:	John Tunison
	Title:	Chief Financial Officer